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                                                                 Exhibit 4.1

                    [LITCHFIELD FINANCIAL CORPORATION LOGO]

                        LITCHFIELD FINANCIAL CORPORATION

        INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS

  NUMBER                                                                  SHARES
 LFC 3336

                                             SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT                                            CUSIP 536619 10 9

SPECIMEN

IS THE OWNER OF

  FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $.01 PAR VALUE, OF

                        LITCHFIELD FINANCIAL CORPORATION

TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY INDORSED OR ASSIGNED. THE CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE ISSUED AND HELD SUBJECT TO THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, THE ARTICLES OF ORGANIZATION OF THE CORPORATION, AS AMENDED, AND THE BYLAWS OF THE CORPORATION AS AMENDED.

     THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT.

     IN WITNESS WHEREOF, THE CORPORATION HAS CAUSED THIS CERTIFICATE TO BE EXECUTED BY THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS AND SEALED WITH THE FACSIMILE SEAL OF THE CORPORATION.

DATED:

COUNTERSIGNED:
STATE STREET BANK AND TRUST COMPANY
OR              TRANSFER AGENT               LITCHFIELD FINANCIAL
                                             CORPORATION SEAL

AUTHORIZED SIGNATURES

/s/  R.A. STRATTON                                         /s/  JOHN J. MALLOY
         PRESIDENT                                                       CLERK